                                                                Exhibit 10.12(b)

                                 AMENDMENT NO. 1
                                     to the
                                CREDIT AGREEMENT


                  FIRST AMENDMENT, dated as of June 10, 2002 (this "AMENDMENT"), to the Credit Agreement, dated as of December 31, 2001, as amended, supplemented or otherwise modified from time to time (the "CREDIT Agreement"), between Printcafe Software, Inc. (formerly known as printCafe, Inc.), a Delaware corporation (the "BORROWER"), and Iris Graphics, Inc., a Delaware corporation (the "LENDER").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Borrower and the Lender consent to amend the Credit Agreement as hereinafter set forth; and

                  WHEREAS, the Lender is willing to consent to the amendments on and subject to the terms and conditions contained herein.

                  NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

                  I. DEFINITIONS. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

                  II. AMENDMENTS TO THE CREDIT AGREEMENT.

                      2.1 SECTION 1.1. The following definition shall be inserted in alphabetical order to the definitions section of the Credit
Agreement:

                           "IPO": an initial public offering of the Borrower's
                  Capital Stock for aggregate gross proceeds of no less than $37,500,000.

                      2.2 SECTION 1.1. The following definitions shall be deleted from the Credit Agreement in their entireties:

                      "Adjustment Date", "Applicable Margin", "Base Rate", "Base Rate Loan", "Cash Flow Leverage Ratio", "Consolidated Net Income", "Consolidated Total Debt", "Eurodollar Loan", "Eurodollar Rate", "Funded Debt", "Interest Expense", "Interest Period", "Minimum Threshold Requirements", "Operating Cash Flow", "PIK Interest", "PIK Interest Rate", "Prepayment Penalty", "Pricing Grid", "Quarterly Revenue", "Total Charge Coverage Ratio", "Total Charges" and "Type".

                      2.3 SECTION 1.1. (a) The definition of "Obligations" is hereby amended to delete the parenthetical "(including, without limitation, any PIK Interest)" in the first and second lines thereof.

                           (b) The definition of "Hagen Debt" is hereby amended
                  by deleting such definition in its entirety and substituting in lieu thereof the following:

                      "HAGEN DEBT": Indebtedness of the Borrower in an aggregate principal amount of $12,000,000 (which amount shall be $8,000,000 after giving effect to the payment described in
                      Section 4.1(d)(iii)(C)) evidenced by that certain Agreement, dated as of December 31, 2001, between the Borrower, printCafe Systems and Steven R. Peterson, Patricia J. Peterson and Richard J. Hagen, as amended by Amendment No. 1 thereto (PROVIDED that (i) all payments made on the Hagen Debt in connection therewith do not exceed $6,000,000 of principal together with accrued interest, not including attorney's fees, (ii) the aggregate principal amount of the Hagen Debt is not increased by more than $350,000 and (iii) the interest rate on the Hagen Debt shall be reduced to 8% per annum), as the same may be further amended, supplemented or otherwise modified from time to time as permitted by
                      Section 6.10."

                           (c) The definition of "M Data Debt" is hereby amended
                  by deleting such definition in its entirety and substituting in lieu thereof the following:

                      "M DATA DEBT": Indebtedness of printCafe Systems in an aggregate principal amount of $4,200,000 under the Amended and Restated Subordinated Non-Negotiable Promissory Note, dated as of December 31, 2001, issued to Michael J. Miller and Neil G. Miller, as amended by Amendment No. 1 thereto (PROVIDED that the interest rate on the M Data Debt shall be reduced to 8% per annum), as the same may be further amended, supplemented or otherwise modified from time to time as permitted by Section 6.10."

                      2.4 SECTION 2. Section 2 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

                           "2.1 TERM COMMITMENT. Subject to the terms and
                  conditions hereof, the Lender agrees to make a term loan (the "TERM LOAN") to the Borrower on the Closing Date in an amount equal to the amount of the Term Commitment of the Lender.

                           2.2 PROCEDURE FOR TERM LOAN BORROWING. The Borrower
                  shall give the Lender irrevocable notice (which notice must be received by the Lender prior to 12:00 Noon, New York City time, on the anticipated Closing Date) requesting that the Lender make the Term Loan on the Closing Date. Not later than 3:00 P.M., New York City time, on the Closing Date the Lender shall make available to the Borrower (by wiring funds to the Borrower or to such other party or parties at the direction of the Borrower) an amount in immediately available funds equal to the Term Loan to be made by the Lender.

                           2.3 REPAYMENT OF TERM LOAN. The Borrower shall pay in
                  full the outstanding principal amount of the Term Loan on January 2, 2004.

                           2.4 OPTIONAL PREPAYMENTS. The Borrower may at any
                  time prepay the Loan in whole and not in part, upon irrevocable notice delivered to the Lender at least 3 Business Days prior thereto, which notice shall specify the date of prepayment. If any such notice is given, the entire outstanding principal amount of the Term Loan shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.

                           2.5 MANDATORY PREPAYMENTS.

                           (a) If on any date any Group Member shall receive Net
                  Cash Proceeds from any Asset Sale (other than a Disposition of the Capital Stock of the Borrower) then such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loan as set forth in Section 2.5(b).

                           (b) Each prepayment of the Term Loan under this
                  Section 2.5 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                           2.6 CONVERSION AND CONTINUATION OPTIONS. RESERVED.

                           2.7 INTEREST RATES AND PAYMENT DATES. (a) All loans
                  hereunder shall bear interest at a rate per annum equal to 4%.

                           (b) RESERVED.

                           (c) To the extent permitted by applicable law, if all
                  or a portion of the principal amount of the Term Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) or if all or a portion of any interest payable on the Term Loan or any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per month equal to 2%.

                           (d) Interest shall be payable in arrears on each
                  Interest Payment Date, PROVIDED that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                           (e) RESERVED.

                           2.8 COMPUTATION OF INTEREST AND FEES. Interest and
                  fees payable pursuant hereto shall be calculated on the basis of a 365-(or 366-, as the case may be) day year for the actual days elapsed, PROVIDED that interest payable pursuant to
                  Section 2.7(c) shall be calculated on the basis of the number of days of such month for the actual days elapsed.

                           2.9 INABILITY TO DETERMINE INTEREST RATE. RESERVED.

                           2.10 PRO RATA TREATMENT AND PAYMENTS. (a) Amounts
                  prepaid on account of the Term Loan may not be reborrowed.

                           (b) All payments (including prepayments) to be made
                  by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Lender to an account specified by the Lender, in Dollars and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day.

                           2.11 REQUIREMENTS OF LAW. RESERVED.

                           2.12 TAXES. (a) All payments made by the Borrower
                  under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Lender as a result of a present or former connection between the Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") or Other Taxes are required to be withheld from any amounts payable to the Lender hereunder, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, PROVIDED, however, that the Borrower shall not be required to increase any such amounts payable to the Lender with respect to any Non-Excluded Taxes imposed on amounts payable to the Lender at the time the Lender becomes a party to this Agreement, except to the extent that the Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

                           (b) In addition, the Borrower shall pay any Other
                  Taxes to the relevant Governmental Authority in accordance with applicable law.

                           (c) Whenever any Non-Excluded Taxes or Other Taxes
                  are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

                           (d) The agreements in this Section shall survive the
                  termination of this Agreement and the payment of the Term Loan and all other amounts payable hereunder."

                      2.5 SECTION 3.13(a). Section 3.13(a) is hereby amended to add at the end thereof before the final semicolon the following parenthetical:
"(except such changes effected in connection with the IPO)".

                      2.6 SECTION 3.13(d). Section 3.13(d) is hereby amended to add at the end thereof before the final semicolon the following parenthetical:
"(except in connection with the IPO)".

                      2.7 SECTION 5.1. Section 5.1 of the Credit Agreement is hereby deleted in its entirety and substituting in lieu thereof the following:

                           "5.1 FINANCIAL STATEMENTS. Furnish to the Lender:

                           (a) as soon as available, (i) but in any event within
                  20 days after the end of each fiscal year of the Borrower, a copy of the draft unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related draft unaudited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Borrower as being fairly prepared based upon good faith assumptions and estimates believed by management of the Borrower to be reasonable at the time made; (ii) but in any event within 25 days after the end of each fiscal year of the Borrower, a copy of the final unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related final unaudited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year end adjustments); and (iii) but in any event within 75 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception (other than with respect to fiscal year 2001), or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing;

                           (b) as soon as available, (i) but in any event not
                  later than 20 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, a copy of the draft unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of such quarter and the related draft unaudited consolidated financial statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter (including schedules, to the extent applicable), setting forth in each case (beginning with the quarter ended June 30, 2002 and for each quarterly period thereafter) in comparative form the figures for the previous year, certified by a Responsible Officer of the Borrower as being fairly prepared based upon good faith assumptions and estimates believed by management of the Borrower to be reasonable at the time made; and (ii) but in any event not later than 25 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, a copy of the final unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of the end of such quarter and the related final unaudited consolidated financial statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter (including schedules, to the extent applicable), setting forth in each case (beginning with the quarter ended June 30, 2002 and for each quarterly period thereafter) in comparative form the figures for the previous year, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                           (c) as soon as available, (i) but in any event not
                  later than 20 days after the end of each month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such month), a copy of the draft unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related draft unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case (beginning with the month ended April 30, 2002 and for each month thereafter) in comparative form the figures for the previous year, certified by a Responsible Officer of the Borrower as being fairly prepared based upon good faith assumptions and estimates believed by management of the Borrower to be reasonable at the time made; and (ii) but in any event not later than 25 days after the end of each month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such month), a copy of the final unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related final unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case (beginning with the month ended April 30, 2002 and for each month thereafter) in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

                           All such draft financial statements shall be based
                  upon good faith assumptions and estimates believed by management of the Borrower to be reasonable at the time made. All such final financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP, subject to year-end audit adjustments, applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein)."

                      2.8 SECTION 5.2. Section 5.2 of the Credit Agreement is hereby amended by inserting the word "final" before the words "financial statements" in the first line thereof.

                      2.9 SECTION 6.1. Section 6.1 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the word "RESERVED."

                      2.10 SECTION 6.3. Section 6.3 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

                           "Permit the amount of Product Development Costs to
                  exceed $3,750,000 for each fiscal quarter; PROVIDED that if a Surplus Balance has been achieved during any fiscal quarter, the Borrower may increase its cumulative Product Development Costs by up to $10,000,000 for a period deemed necessary and reasonable by management, to develop the supplier side e-commerce software products."

                      2.11 SECTION 7. Section 7 of the Credit Agreement is hereby amended to delete the parenthetical "(other than an Event of Default under Section 7(c) caused by a breach of Section 6.1)" in the last paragraph thereto.

                      2.12 SECTION 8.6(b). Section 8.6(b) is hereby amended by deleting the last sentence thereto.

                      2.13 EXHIBIT B; COMPLIANCE CERTIFICATE. The Compliance Certificate attached as Exhibit B to the Credit Agreement is hereby amended to delete the reference to "6.1" in paragraph 4 thereto.

                 III. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date hereof when each of the conditions precedent set forth below shall have been fulfilled (the date such conditions are fulfilled, the "AMENDMENT EFFECTIVE DATE"):

                      3.1 AMENDMENT. The Lender shall have received this Amendment, executed and delivered by a duly authorized officer of the Borrower and the Subsidiary Guarantors shall have consented to this Amendment as set forth herein.

                      3.2 OCCURRENCE OF IPO. The Borrower shall have successfully completed the IPO by June 30, 2002. In the event that the Borrower does not successfully complete the IPO by June 30, 2002, this Amendment shall not become effective and the terms of the Credit Agreement and the Prepayment Agreement shall continue to control and be in full force and effect.

                      3.3 REPAYMENT AND PREPAYMENT FEE. Upon consummation of the IPO, the Borrower shall pay to the Lender the following amounts: (i) a cash payment of $11,800,000 of principal of the Term Loan, (ii) all accrued cash interest and PIK Interest (as defined in the Credit Agreement, as in effect immediately prior to the Amendment Effective Date) on the full $23,600,000 of the Term Loan, up to and including the date of the IPO, and (iii) a prepayment fee of $3,700,000.

                  IV. GENERAL.

                      4.1 REPRESENTATION AND WARRANTIES. The representations and warranties set forth in the Credit Agreement, as amended hereby, are, after giving effect to this Amendment, true and correct in all material respects as if made on and as of the date hereof, except as they may specifically relate to an earlier date.

                      4.2 CONTINUING EFFECT OF THE CREDIT AGREEMENT. This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of any party hereto that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly waived or amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

                      4.3 PREPAYMENT AGREEMENT; LICENSE AGREEMENT. Upon the Amendment Effective Date, the Borrower and the Lender hereby agree that each of the Prepayment Agreement dated as of March 25, 2002, between the Borrower and the Lender, and the Software, Data & Content License Agreement dated as of December 31, 2001, between the Creo Products Inc., a federally incorporated Canadian corporation and parent of the Lender, the Borrower and certain Subsidiaries of the Borrower, shall terminate.

                      4.4 PAYMENT OF LENDER'S EXPENSES. Within one Business Day of the date hereof, the Borrower shall pay a $20,000 deposit for the Lender's (and its counsel's) expenses by wire transfer to an account specified by the Lender, with the balance of the fees and expenses of the Lender's counsel and the Lender's accountants incurred in connection with the negotiation, documentation and delivery of this Amendment to be paid by the Borrower on the Amendment Effective Date.

                      4.5 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                      4.6 COUNTERPARTS. This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all counterparts taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

                               PRINTCAFE SOFTWARE, INC., as Borrower

                               By:         /s/ Marc Olin
                                        ----------------------------------------
                               Name:    Marc Olin
                               Title:   CEO

                              IRIS GRAPHICS, INC., as Lender

                              By:      /s/ Mark Dance
                                 -----------------------------------------------
                              Name:    Mark Dance
                              Title:   Director

                              CONSENT TO AMENDMENT


                  The undersigned Subsidiary Guarantors do hereby consent and agree to the foregoing Amendment and acknowledge and agree that (i) all obligations of the Borrower under the Credit Agreement, as amended by the foregoing Amendment, are Obligations which are secured and guaranteed by the Security Documents to which it is a party, (ii) all references to the Credit Agreement in the Security Documents refer to the Credit Agreement, as amended from time to time (including pursuant to the foregoing Amendment), and (iii) all references to the Term Loan in the Security Documents refer to the Term Loan under the Credit Agreement.


                               A.H.P. SYSTEMS, INC.
                               AUTOMATION, INC.
                               CONSTELLATION SOFTWARE OF NEW HAMPSHIRE, INC. LOGIC ASSOCIATES, INC.
                               LOGIC COVALENT CORPORATION
                               M DATA, INC.
                               PRINTCAFE SYSTEMS, INC.
                               PRINTCAFE IP MANAGEMENT, INC.
                               PROGRAMMED SOLUTIONS, INC.


                               By:  /s/ Marc Olin
                                    -------------------------------------------
                               Name:    Marc Olin
                               Title:   CEO